UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                January 12, 2001
                                (Date of earliest
                                 event reported)



                               EXELON CORPORATION
             (Exact name of registrant as specified in its charter)




      Pennsylvania               1-16169                 23-2990190
    (State or other                (SEC                (IRS Employer
    jurisdiction of            file number)            Identification
     incorporation)                                        Number)



                      37th Floor, 10 South Dearborn Street
                             Post Office Box A-3005
                          Chicago, Illinois 60690-3005
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (312) 394-4321

ITEM 5. OTHER EVENTS

On January 12, 2001, Exelon Corporation issued the following press release:

Exelon Corporation Restructures Its Generation and Enterprises Businesses

CHICAGO, January 12, 2001-- Exelon Corporation (EXC) today announced that it has restructured its competitive generation and enterprises businesses. This is a significant step in the corporate restructuring that was outlined as an integration objective when Exelon was formed on October 20, 2000 by the merger of Unicom Corporation and PECO Energy.

Under its new business structure, Exelon will serve as a holding company for a group of subsidiaries. The corporate restructuring separates Exelon's regulated energy delivery business from its competitive generation and wholesale and other businesses, streamlines the process for managing, operating and tracking financial performance of its multiple lines of business, and aligns its legal and management structure.

ComEd and PECO, Exelon's two regulated energy delivery businesses, will continue to operate in their respective service territories. ComEd delivers electricity to more than 3.4 million customers in Northern Illinois. PECO delivers electricity to 1.5 million customers and 425,000 natural gas customers in a five-county Philadelphia region.

Through the restructuring, Exelon has created Exelon Ventures Company, which is comprised of competitive businesses and assets, including Exelon Generation and Exelon Enterprises.

Exelon Generation combines the generation assets formerly held by PECO Energy and ComEd. The portfolio includes 46 GW of power with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Its nuclear fleet is the largest in the United States and the third largest commercial fleet in the world. Power Team, Exelon Generation's wholesale power marketing business, operates 24 hours a day and is one of the largest wholesale power marketers in North America.

Exelon Generation's portfolio, expertise, scope and ability to enter into energy contracts provides the ComEd and PECO service territories with sufficient power supply.

Exelon Enterprises combines the competitive businesses formerly held by PECO Energy and Unicom Corporation. Exelon Enterprises focuses its business activities in the areas of energy, energy services, infrastructure and communications, creating long-term future growth through extraordinary service, innovative technology and new product applications.

"This new structure gives us a higher degree of flexibility as we pursue our growth strategies in competitive sectors of the energy industry and provides us with greater clarity around the financial performance of all of our investments," said Randall Mehrberg, Exelon Senior Vice President and General Counsel. "Given today's continuously changing business landscape, we believe this structure positions us for future growth and to meet our financial commitments."

In addition, Exelon formed Exelon Business Services Company, which provides a full range of support services such as legal, human resources and financial services to Exelon business units.

Exelon Corporation is one of the nation's largest electric utilities with approximately five million customers and more than $12 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity and gas to approximately five million customers in Illinois and Pennsylvania. The company also has holdings in such competitive businesses as energy, infrastructure services, energy services and telecommunications. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                   EXELON CORPORATION


                                                   /S/  Ruth Ann M. Gillis
                                                   -----------------------------
                                                   Principal Financial Officer



January 16, 2001